Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER AND YEAR TO DATE 2010 FINANCIAL RESULTS

THIRD QUARTER 2010 HIGHLIGHTS

•	Rental and management segment revenue increased 16.1% to $499.8 million

•	Operating income increased 19.2% to $213.4 million

•	Cash provided by operating activities increased 7.6% to $258.2 million

YEAR TO DATE 2010 HIGHLIGHTS

•	Rental and management segment revenue increased 13.5% to $1,400.1 million

•	Operating income increased 17.2% to $580.9 million

•	Cash provided by operating activities increased 19.3% to $774.6 million

Boston, Massachusetts – November 5, 2010: American Tower Corporation (NYSE: AMT) today reported financial results for the three and nine months ended September 30, 2010.

Third Quarter 2010 Operating Results Overview

American Tower generated the following operating results for the three months ended September 30, 2010 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2009):

Total revenue increased 15.6% to $513.3 million, and rental and management segment revenue increased 16.1% to $499.8 million. Rental and management segment Gross Margin increased 16.5% to $388.0 million. Network development services revenue and Gross Margin were $13.5 million and $5.9 million, respectively. Total selling, general, administrative and development expense was $57.3 million, including $13.4 million of stock-based compensation expense. Adjusted EBITDA increased 15.1% to $350.0 million, and the Adjusted EBITDA Margin was 68%.

Rental and management segment revenue Core Growth was 11.6%, which excludes the positive impact of approximately 0.8% due to foreign currency exchange rate fluctuations and approximately 5.7% due to straight-line revenue recognition, and the negative impact of 2.0% as a result of a previously disclosed $6.7 million of one-time revenue related to a termination agreement with one of the Company’s broadcast customers, which occurred in the prior year period.

Straight-line revenue increased $25.6 million from the prior year period, which was primarily the result of the Company’s successful completion of customer contract extensions during 2010, and a master lease agreement renegotiation with one of its large U.S. customers during the third quarter. As a result of the new agreement, the Company maintained its historical escalation rate, extended the average remaining current lease term to an average of ten years and secured a multi-year minimum commitment for additional leasing and amendment new business above historical levels.

Core Growth in Adjusted EBITDA was 8.4%, which excludes the positive impact of approximately 0.5% due to foreign currency exchange rate fluctuations and approximately 8.9% due to straight-line revenue and expense recognition, and the negative impact of 2.7% as a result of the one-time revenue item from the prior year period, as further described above.

Operating income increased 19.2% to $213.4 million, net income increased to $93.4 million and net income per basic and diluted common share both increased to $0.23. Recurring Free Cash Flow increased 11.1% to $228.9 million and Recurring Free Cash Flow per Share increased 11.8% to $0.57.

Cash provided by operating activities increased 7.6% to $258.2 million.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “During the third quarter, we delivered superior revenue and Adjusted EBITDA performance on our existing asset base, while further extending our operations into key high growth international markets. Our development activity during the quarter included nearly tripling our portfolio in India to 7,600 communication tower sites and the launch of operations in two new countries in Latin America, Peru and Colombia. We also look forward to completing the announced acquisition of 1,400 towers in South Africa, our first entry into the Europe, Africa, Middle East (EMEA) region. We believe that our commitment to maximizing the operating leverage of our current business, while growing our asset base and international presence, positions us well for solid growth in the remainder of 2010 and beyond.”

Year to Date 2010 Operating Results Overview

American Tower generated the following operating results for the nine months ended September 30, 2010 (unless otherwise indicated, all comparative information is presented against the nine months ended September 30, 2009):

Total revenue increased 12.7% to $1,437.7 million, and rental and management segment revenues increased 13.5% to $1,400.1 million. Rental and management segment Gross Margin increased 13.4% to $1,089.2 million. Network development services revenue and Gross Margin were $37.6 million and $17.5 million, respectively. Total selling, general, administrative and development expense was $164.4 million, including $40.1 million of stock-based compensation expense. Adjusted EBITDA increased 12.6% to $982.5 million, and the Adjusted EBITDA Margin was 68%.

Operating income increased 17.2% to $580.9 million and net income was $289.4 million. Net income per basic and diluted common share increased to $0.72 and $0.71, respectively. Recurring Free Cash Flow increased 17.1% to $690.5 million and Recurring Free Cash Flow per Share increased 18.1% to $1.70.

Cash provided by operating activities increased 19.3% to $774.6 million.

Please refer to Non-GAAP and Defined Financial Measures on pages 4 and 5 for definitions of rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 12.

Third Quarter Investing Overview

Capital Expenditures - Total capital expenditures of $96.0 million included $54.3 million for discretionary capital projects, including spending to complete the construction of 196 wireless communications sites, and $23.3 million to purchase land under our towers. Additionally, the Company spent $12.6 million for capital improvements and corporate capital expenditures and $5.8 million for the redevelopment of existing sites to accommodate new customer equipment.

Acquisitions - As previously announced, on August 6, 2010, the Company completed its acquisition of 4,629 towers from Essar Telecom Infrastructure Private Limited (“ETIPL”) for a cash consideration of approximately $425.4 million. In addition, during the quarter the Company spent approximately $127.5 million to acquire an aggregate of 81 towers in the United States, 131 towers in Peru and 225 exclusive tower use rights in Colombia.

Stock Repurchase Program - The Company repurchased a total of 3.2 million shares of its Class A common stock for approximately $149.8 million pursuant to its stock repurchase program. The Company expects to continue to manage the pacing of this program in response to general market conditions and other relevant factors.

Year to Date Investing Overview

For the nine months ended September 30, 2010, the Company spent approximately $228.5 million on capital expenditures, including $133.2 million on discretionary capital projects, $49.8 million on land purchases, $16.6 million for the redevelopment of existing sites to accommodate new customer equipment, and $28.9 million for capital improvements and corporate capital expenditures. In addition, the Company spent approximately $584.3 million on acquisitions and $346.2 million to repurchase 7.8 million shares of its Class A common stock pursuant to its stock repurchase program.

International Expansion Update

Latin America – Subsequent to the end of the third quarter, the Company has completed the acquisition of approximately 350 towers and 135 exclusive tower use rights in Latin America. In addition, the Company currently expects that it will complete the acquisition of over 1,200 towers and approximately 100 exclusive tower use rights in Latin America during the fourth quarter of 2010, subject to customary closing conditions.

South Africa Market Launch – On November 4, 2010, the Company entered into a definitive agreement with Cell C (Pty) Limited to purchase up to 1,400 existing towers, and up to 1,800 additional towers that are either under construction or will be constructed over the next two to three years, for an aggregate purchase price of up to approximately $430.0 million. The Company expects to purchase the existing towers by early 2011, subject to customary closing conditions.

Full Year 2010 Outlook

The Company is increasing the midpoint of its outlook for 2010 rental and management segment revenue and Adjusted EBITDA by $60 million and $48 million, respectively based on the following factors:

•	Year to date organic growth performance, which is expected to be slightly ahead of management’s original expectations;

•	The earlier than anticipated closing of its acquisition of ETIPL, which was completed on August 6, 2010;

•	The closing and expected additional closings of towers from Telefónica in Latin America; and

•

An increase of $38 million in straight-line revenue which is primarily the result of the completion of a U.S. customer contract extension and master lease agreement renegotiation during the third quarter of 2010.

These estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of November 5, 2010. Actual results may differ materially from these estimates as a result of various factors, including fluctuations in foreign currency exchange rates, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

($ in millions) (1)	Full Year 2010
Rental and management segment revenue (2)	$1,920	to	$1,930
Adjusted EBITDA (3)	1,338	to	1,348
Income from continuing operations	360	to	370

Cash provided by operating activities	1,000	to	1,010
Payments for purchase of property and equipment and construction activities (4)	300	to	320

Rental and management segment revenue Core Growth, excluding the effect of non-cash straight-line revenue recognition, fluctuations in foreign currency rates and material one-time items for the full year 2010, is expected to be approximately 11%, based on the midpoint. Adjusted EBITDA Core Growth, excluding the effect of non-cash straight-line revenue and expense recognition, fluctuations in foreign currency rates and material one-time items for the full year 2010, is expected to be approximately 8%, based on the midpoint.

(1)	The Company’s outlook is based on the following foreign exchange rates for the fourth quarter of 2010: (a) 12.5 Mexican Pesos to 1.0 US Dollar; (b) 1.7 Brazilian Real to 1.0 US Dollar; and (c) 45.0 Indian Rupees to 1.0 US Dollar.
(2)	Outlook for rental and management segment revenue includes an estimated increase in non-cash straight-line revenues of approximately $70 million in 2010 from the full year 2009. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.)

(3)	See Non-GAAP and Defined Financial Measures on page 4.
(4)	Outlook for capital expenditures reflects (a) $40 million to $45 million of spending on capital improvements and corporate capital expenditures; (b) $30 million to $35 million for the redevelopment of existing communications sites; (c) $60 million for ground lease purchases; and (d) $170 million to $180 million for other discretionary capital projects including the construction of approximately 1,000 to 1,200 new communications sites.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the three and nine months ended September 30, 2010 and its updated outlook for 2010. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 21351821

When available, a replay of the call can be accessed until 11:59 p.m. ET on November 19, 2010. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 21351821

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 33,000 communications sites in the United States, Latin America and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth. The Company defines rental and management segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. The Company defines network development services segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. The Company defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, other operating expenses, and stock-based compensation expense, plus interest income, TV Azteca, net. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in rental and management segment revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses.

The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2010 outlook and expected net cash consideration and anticipated closing date of our pending acquisitions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our leverage and debt service obligations may materially and adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization could materially and adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, we are sensitive to the creditworthiness and financial strength of our tenants; (7) our expansion initiatives may disrupt our operations or expose us to additional risk; (8) our foreign operations are subject to economic, political, and other risks that could materially and adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (9) a substantial portion of our revenue is derived from a small number of customers; (10) we anticipate that we may need additional financing to fund future growth and expansion initiatives, to refinance our existing indebtedness and to fund our stock repurchase programs; (11) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (19) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended June 30, 2010 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2010	December 31, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$371,878	$247,293
Restricted cash	69,159	47,836
Short term investments and available-for-sale securities	42,720	9,776
Accounts receivable, net	92,869	67,949
Prepaid and other current assets	157,438	92,791
Deferred income taxes	210,244	189,451

Total current assets	944,308	655,096

Property and equipment, net	3,494,402	3,168,256
Goodwill	2,458,989	2,251,905
Other intangible assets, net	1,777,828	1,594,625
Deferred income taxes	52,546	198,185
Notes receivable and other long-term assets	720,905	651,864

Total	$9,448,978	$8,519,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$245,952	$185,138
Accrued interest	49,779	23,538
Current portion of long-term obligations	178,655	70,521
Unearned revenue	140,481	112,047

Total current liabilities	614,867	391,244

Long-term obligations	4,626,305	4,141,060
Other long-term liabilities	754,156	669,502

Total liabilities	5,995,328	5,201,806

STOCKHOLDERS’ EQUITY:
Class A common stock	4,855	4,797
Additional paid-in capital	8,548,780	8,393,643
Accumulated deficit	(1,820,110)	(2,109,532)
Accumulated other comprehensive income (loss)	24,405	(12,649)
Treasury stock	(3,307,330)	(2,961,177)

Total American Tower Corporation stockholders’ equity	3,450,600	3,315,082
Noncontrolling interest	3,050	3,043

Total stockholders’ equity	3,453,650	3,318,125

Total	$9,448,978	$8,519,931

(1)	December 31, 2009 balances reflect purchase accounting adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES:
Rental and management	$499,821	$430,525	$1,400,120	$1,233,222
Network development services	13,501	13,580	37,573	42,919

Total operating revenues	513,322	444,105	1,437,693	1,276,141

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	115,390	101,128	321,587	283,549
Network development services	7,583	7,466	20,054	25,324
Depreciation, amortization and accretion	115,383	105,543	336,621	307,874
Selling, general, administrative and development expense (1)	57,295	47,865	164,404	155,357
Other operating expenses	4,299	3,026	14,090	8,228

Total operating expenses	299,950	265,028	856,756	780,332

OPERATING INCOME	213,372	179,077	580,937	495,809

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,585	3,585	10,669	10,669
Interest income	1,954	736	3,150	1,717
Interest expense	(62,904)	(64,122)	(177,395)	(188,345)
Loss on retirement of long-term obligations	—	(391)	(35)	(6,385)
Other income	8,236	42	1,913	1,096

Total other expense	(49,129)	(60,150)	(161,698)	(181,248)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	164,243	118,927	419,239	314,561
Income tax provision	(70,649)	(51,348)	(129,390)	(139,883)
Income on equity method investments	6	3	24	20

INCOME FROM CONTINUING OPERATIONS	93,600	67,582	289,873	174,698
Income (loss) from discontinued operations, net	1	(4)	30	8,127

NET INCOME	93,601	67,578	289,903	182,825
Net income attributable to noncontrolling interest	(162)	(223)	(481)	(580)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$93,439	$67,355	$289,422	$182,245

NET INCOME PER COMMON SHARE AMOUNTS:

BASIC:
Income from continuing operations attributable to American Tower Corporation	$0.23	$0.17	$0.72	$0.44
Income from discontinued operations attributable to American Tower Corporation	—	—	—	0.02

Net income attributable to American Tower Corporation	$0.23	$0.17	$0.72	$0.46

DILUTED:
Income from continuing operations attributable to American Tower Corporation	$0.23	$0.17	$0.71	$0.43
Income from discontinued operations attributable to American Tower Corporation	—	—	—	0.02

Net income attributable to American Tower Corporation	$0.23	$0.17	$0.71	$0.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	400,602	397,315	401,887	397,305

DILUTED	403,455	405,728	405,053	408,303

(1)	Selling, general, administrative and development expense includes $13,353 and $12,950 of stock-based compensation expense for the three months ended September 30, 2010 and 2009, respectively, and $40,146 and $50,124 of stock-based compensation expense for the nine months ended September 30, 2010 and 2009, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2010	2009

Net income	$289,903	$182,825
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	40,146	50,124
Depreciation, amortization and accretion	336,621	307,874
Deferred income taxes related to discontinued operations	—	(3,174)
Other non-cash items reflected in statements of operations	144,674	147,146
Increase in net deferred rent asset	(49,404)	(8,329)
(Increase) decrease in restricted cash	(2,994)	4,236
Increase in assets	(56,555)	(49,297)
Increase in liabilities	72,228	17,994

Cash provided by operating activities	774,619	649,399

Payments for purchase of property and equipment and construction activities	(228,480)	(182,427)
Payments for acquisitions	(584,270)	(161,175)
Proceeds from sale of available-for-sale securities and other long-term assets	3,305	3,550
Deposits, restricted cash, investments and other	(49,715)	(4,329)

Cash used for investing activities	(859,160)	(344,381)

Proceeds from issuance of senior debt	699,160	300,000
Borrowings under credit facilities	457,153	—
Repayments of notes payable, credit facilities and capital leases	(722,031)	(354,644)
Purchases of Class A common stock	(350,452)	(189,670)
Proceeds from stock options, warrants and stock purchase plan	122,342	35,987
Deferred financing costs and other financing activities	(6,214)	(10,128)

Cash provided by (used for) financing activities	199,958	(218,455)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	9,168	34

NET INCREASE IN CASH AND CASH EQUIVALENTS	124,585	86,597
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	247,293	143,077

CASH AND CASH EQUIVALENTS, END OF PERIOD	$371,878	$229,674

CASH PAID FOR INCOME TAXES	$22,921	$32,760

CASH PAID FOR INTEREST	$144,239	$160,567

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion: (1)	September 30, 2010
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	400,000
Senior Unsecured Term Loan	325,000
4.625% Senior Notes due 2015	599,311
7.00% Senior Notes due 2017	500,000
7.25% Senior Notes due 2019	295,322
5.05% Senior Notes due 2020	699,169
ETIPL debt (2)	144,589
Colombian short-term credit facility (3)	32,183
Other debt, including capital leases	59,386

Total Debt	$4,804,960

Cash and cash equivalents	371,878

Net debt (Total debt less cash and cash equivalents)	$4,433,082

(1)	During the quarter, the Company redeemed all outstanding 7.25% Senior Subordinated Notes for an aggregate purchase price of $0.3 million.
(2)	The ETIPL debt is primarily Rupee denominated debt that was an obligation of ETIPL and was outstanding at the time of our acquisition of ETIPL. Subsequent to the end of the third quarter of 2010, the Company repaid all amounts outstanding under the ETIPL debt.
(3)	The Colombian short-term credit facility is Colombian Peso denominated debt that was entered into in connection with the purchase of the 225 exclusive tower use rights from Telefónica S.A.’s Colombian subsidiary, Colombia Telecomunicaciones S.A. E.S.P. On October 6, 2010, the Company drew down an additional 14.8 billion Colombian Pesos (approximately $8.2 million USD) under its short-term credit facility to finance the purchase of additional exclusive tower use rights in Colombia.

Share count rollforward: (In millions of shares)	Three Months Ended September 30, 2010
Total shares outstanding, beginning of period	401.7
Shares repurchased	(3.2)
Shares issued	1.0

Total shares outstanding, end of period (1)	399.6

(1)	As of September 30, 2010, excludes (a) 4.6 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $31.17 per share, (b) 3.8 million potentially dilutive shares associated with unvested stock options, and (c) 2.2 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on rental and management segment revenue and Adjusted EBITDA:

Three Months Ended September 30, 2010
Rental and management segment revenue growth components:
Rental and management segment revenue Core Growth	11.6%
Estimated impact of fluctuations in foreign currency exchange rates	0.8%
Impact of straight-line revenue recognition	5.7%
Impact of material one-time item	(2.0)%

Reported Rental and management segment revenue growth	16.1%

Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	8.4%
Estimated impact of fluctuations in foreign currency exchange rates	0.5%
Net impact of straight-line revenue and expense recognition	8.9%
Impact of material one-time item	(2.7)%

Reported Adjusted EBITDA growth	15.1%

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Rental and management segment straight-line revenue	$35,379	$9,827	$67,805	$28,720
Rental and management segment straight-line expense	5,250	6,832	18,401	20,391

	Three Months Ended September 30,		Nine Months Ended September 30,
Selling, general, administrative and development expense breakout:	2010	2009	2010	2009
Rental and management segment overhead	$27,344	$22,267	$73,861	$63,500
Network development services segment overhead	1,398	1,436	4,507	4,383
Corporate and development expenses	15,200	11,212	45,890	37,350
Stock-based compensation expense	13,353	12,950	40,146	50,124

Total	$57,295	$47,865	$164,404	$155,357

SELECTED CASH FLOW DETAIL:
	Three Months Ended September 30,		Nine Months Ended September 30,
Payments for purchase of property and equipment and construction activities:	2010	2009	2010	2009
Discretionary – capital projects	$54,305	$32,927	$133,203	$91,998
Discretionary – ground lease purchases	23,276	17,637	49,842	35,183
Redevelopment	5,769	6,035	16,585	25,031
Capital improvements	9,215	8,212	21,089	22,651
Corporate	3,405	3,762	7,761	7,564

Total	$95,970	$68,573	$228,480	$182,427

SELECTED PORTFOLIO DETAIL – OWNED SITES:
Three Months Ended September 30, 2010	Wireless	Broadcast	DAS	Total
Beginning sites	27,402	432	201	28,035
New construction	191	—	5	196
Acquisitions	5,065	1	—	5,066
Adjustments/Reductions	22	—	—	22

Ending sites	32,680	433	206	33,319

As of September 30, 2010	Wireless	Broadcast	DAS	Total
United States	20,333	234	204	20,771
International	12,347	199	2	12,548

Total sites	32,680	433	206	33,319

International Supplemental Detail as of September 30, 2010	Wireless	Broadcast	DAS	Total
Mexico	2,619	199	2	2,820
Brazil	1,659	—	—	1,659
Chile	113	—	—	113
Peru	131	—	—	131
Colombia	225	—	—	225
India	7,600	—	—	7,600

Total sites	12,347	199	2	12,548

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND

THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of Operating income to Adjusted EBITDA and the calculation of rental and management segment Gross Margin, network development services segment Gross Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating income	213,372	179,077	580,937	495,809
Depreciation, amortization and accretion	115,383	105,543	336,621	307,874
Other operating expenses	4,299	3,026	14,090	8,228
Stock-based compensation expense	13,353	12,950	40,146	50,124
Plus: Interest income, TV Azteca, net	3,585	3,585	10,669	10,669

Adjusted EBITDA	349,992	304,181	982,463	872,704

Corporate expenses (1)	15,200	11,212	45,890	37,350
Network development services segment overhead	1,398	1,436	4,507	4,383
Network development services segment operating expenses	7,583	7,466	20,054	25,324
Network development services segment revenue	(13,501)	(13,580)	(37,573)	(42,919)
Rental and management segment overhead	27,344	22,267	73,861	63,500

Rental and management segment Gross Margin	388,016	332,982	1,089,202	960,342

Adjusted EBITDA (from above)	349,992	304,181	982,463	872,704
Corporate expenses (1)	15,200	11,212	45,890	37,350
Rental and management segment overhead	27,344	22,267	73,861	63,500
Rental and management segment operating expenses	115,390	101,128	321,587	283,549
Interest income, TV Azteca, net	(3,585)	(3,585)	(10,669)	(10,669)
Rental and management segment revenue	(499,821)	(430,525)	(1,400,120)	(1,233,222)
Network development services segment overhead	1,398	1,436	4,507	4,383

Network development services segment Gross Margin	5,918	6,114	17,519	17,595

Adjusted EBITDA (from above)	349,992	304,181	982,463	872,704
Interest expense	(62,904)	(64,122)	(177,395)	(188,345)
Interest income	1,954	736	3,150	1,717
Cash paid for income taxes	(11,644)	(13,764)	(22,921)	(32,760)
Straight-line revenue	(35,379)	(9,827)	(67,805)	(28,720)
Straight-line expense	5,250	6,832	18,401	20,391
Redevelopment capital expenditures	(5,769)	(6,035)	(16,585)	(25,031)
Capital improvement capital expenditures	(9,215)	(8,212)	(21,089)	(22,651)
Corporate capital expenditures	(3,405)	(3,762)	(7,761)	(7,564)

Recurring Free Cash Flow	228,880	206,027	690,458	589,741
Divided by weighted average diluted shares outstanding	403,455	405,728	405,053	408,303

Recurring Free Cash Flow per Share	$0.57	$0.51	$1.70	$1.44

Adjusted EBITDA (from above)	349,992	304,181	982,463	872,704
Divided by total operating revenues	513,322	444,105	1,437,693	1,276,141

Adjusted EBITDA Margin	68%	68%	68%	68%

(1)	Excludes stock-based compensation expense.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES AND DEFINED FINANCIAL MEASURES

(In millions, except where noted. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2010
Income from continuing operations (1)	$360	to	$370
Interest expense	250	to	245
Depreciation, amortization and accretion	460	to	465
Non-cash stock-based compensation expense	53	to	55
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	215	to	213

Adjusted EBITDA	$1,338	to	$1,348

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

The calculation of Core Growth outlook is as follows:

	Rental and Management Segment Revenue	Adjusted EBITDA
Outlook midpoint Core Growth	10.7%	7.7%
Estimated impact of fluctuations in foreign currency exchange rates	1.3%	0.9%
Impact of straight-line revenue and expense recognition	3.9%	5.8%
Impact of material one-time item (1)	(0.5)%	(0.7)%

Outlook midpoint growth	15.4%	13.7%

(1)	Material one-time item related to a termination agreement with one of the Company’s broadcast customers in 2009.

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